UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 18, 2008

Date of Report

(Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington	000-33489	91-1144498
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1201 Eastlake Avenue East, Seattle, Washington 98102-3702

(Address of Principal Executive Offices, including Zip Code)

(206) 442-6600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2008, the Board of Directors (the “Board”) of ZymoGenetics, Inc. (“ZymoGenetics”) appointed Douglas E. Williams, Ph.D. as ZymoGenetics’ next Chief Executive Officer effective upon the announced retirement of Bruce L.A. Carter, Ph.D., scheduled for January 2, 2009.

Dr. Williams, age 50, has served as ZymoGenetics’ President and Chief Scientific Officer since July 2007. Previously, Dr. Williams served as ZymoGenetics’ Executive Vice President, Research and Development and Chief Scientific Officer from November 2004 to July 2007. From September 2003 to September 2004, Dr. Williams served as Chief Scientific Officer and Executive Vice President, Research and Development of Seattle Genetics, Inc., a biotechnology company. From October 2002 to July 2003, Dr. Williams was Head of Health and Strategic Development of Genesis Research & Development Corporation, LTD, a New Zealand biotechnology company. From July 2002 to October 2002, Dr. Williams served as Senior Vice President and Washington Site Leader of Amgen, Inc., a biotechnology company. From October 1999 to July 2002, Dr. Williams served as Executive Vice President and Chief Technology Officer at Immunex Corporation, a biotechnology company that was acquired by Amgen in 2002, and served as Senior Vice President of Discovery Research at Immunex from October 1994 to October 1999. Dr. Williams serves as a director of Anadys Pharmaceuticals, Inc., Array BioPharma Inc. and Aerovance, Inc. Dr. Williams also serves on the scientific advisory board of Symphony Capital. Dr. Williams received a B.S. (magna cum laude) in Biological Sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Cancer Institute Division.

In connection with his promotion, on November 18, 2008, Dr. Williams was awarded a stock option grant to purchase 500,000 shares of common stock pursuant to the ZymoGenetics 2001 Stock Incentive Plan. The exercise price of the stock option is $3.50, which is equal to the fair market value of ZymoGenetics’ common stock on the grant date. Dr. Williams will continue his employment under the terms of his current employment agreement with ZymoGenetics, and his annual salary will be increased to $550,000 effective January 2, 2009. As continuing Chairman of the Board, Dr. Carter will be compensated under the company’s board compensation program.

The press release announcing matters relating to the information herein is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated November 21, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

Dated: November 24, 2008	By	/s/ James A. Johnson
James A. Johnson
Executive Vice President, Chief Financial Officer

Exhibit Index

99.1	Press release dated November 21, 2008.